Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYST:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS THIRD QUARTER EARNINGS OF $720 MILLION OR $0.61 PER COMMON SHARE

•	Including a $0.04 per common share benefit from a lower than expected effective tax rate

INVESTMENT MANAGEMENT FEES UP 7% YEAR-OVER-YEAR

RECORD LEVEL OF ASSETS UNDER MANAGEMENT OF $1.4 TRILLION, UP 13% YEAR-OVER-YEAR, UP 5% SEQUENTIALLY

NET LONG-TERM INFLOWS OF $58 BILLION OVER LAST 12 MONTHS, $9 BILLION IN 3Q12

RECORD LEVEL OF ASSETS UNDER CUSTODY/ADMINISTRATION OF $27.9 TRILLION, UP 8% YEAR-OVER-YEAR, UP 3% SEQUENTIALLY

NONINTEREST EXPENSE DECLINED 2% YEAR-OVER-YEAR

ESTIMATED BASEL III TIER 1 COMMON EQUITY RATIO 9.3% (a)

RETURN ON TANGIBLE COMMON EQUITY 22% (a)

REPURCHASED OVER 13 MILLION COMMON SHARES FOR $288 MILLION IN 3Q12

NEW YORK, October 17, 2012 — The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE:BK) today reported third quarter net income applicable to common shareholders of $720 million, or $0.61 per common share, compared with $651 million, or $0.53 per common share, in the third quarter of 2011 and $466 million, or $0.39 per common share, in the second quarter of 2012.

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” on pages 10 through 13 for the calculation of the Non-GAAP measures of the estimated Basel III Tier 1 common equity ratio and the return on tangible common equity.

Third Quarter Results – Sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses. Unless otherwise noted, the results for all periods in 2011 include the impact of Shareowner Services.

Total revenue

Reconciliation of total revenue					3Q12 vs.
(dollars in millions)		3Q12	2Q12	3Q11	3Q11	2Q12
Fee and other revenue		$2,879	$2,826	$2,887	—%	2%
Income from consolidated investment management funds		47	57	32
Net interest revenue		749	734	775
	Total revenue – GAAP	3,675	3,617	3,694	(1)	2
Less:	Net income attributable to noncontrolling interests related to consolidated investment management funds	25	29	13
	Fee and other revenue related to Shareowner Services (a)	—	(3)	44
	Total revenue excluding fee and other revenue related to Shareowner Services – Non-GAAP	$3,650	$3,591	$3,637	—%	2%

(a)	The Shareowner Services business was sold on Dec. 31, 2011.

•

Assets under custody and administration amounted to a record $27.9 trillion at Sept. 30, 2012, an increase of 8% compared with the prior year and 3% sequentially. The increases were driven by higher market values and net new business. Assets under management amounted to a record $1.4 trillion at Sept. 30, 2012, an increase of 13% compared with the prior year and 5% sequentially. Both increases resulted from higher market values and net inflows. Long-term inflows totaled $9 billion and short-term inflows totaled $9 billion for the third quarter of 2012. Long-term inflows benefited from fixed income and active equities.

•

Investment services fees totaled $1.7 billion, a decrease of 6% year-over-year and an increase of 1% sequentially. The year-over-year decrease was primarily driven by lower Depositary Receipts revenue, the impact of the sale of the Shareowner Services business in the fourth quarter of 2011 and lower Corporate Trust fees, partially offset by higher asset servicing and securities lending revenue. Sequentially, the increase resulted from seasonally higher Depositary Receipts revenue, which was partially offset by lower Clearing Services revenue, a seasonal decrease in securities lending revenue and lower Corporate Trust fees.

•

Investment management and performance fees were $779 million, an increase of 7% year-over-year and a decrease of 2% sequentially. Excluding performance fees, investment management fees increased 7% year-over-year and 3% sequentially. Both increases were driven by higher market values and net new business.

•

Foreign exchange and other trading revenue totaled $182 million compared with $200 million in the third quarter of 2011 and $180 million in the second quarter of 2012. In the third quarter of 2012, foreign exchange revenue totaled $121 million, a decrease of 45% year-over-year and 23% sequentially. Both decreases reflect lower volatility and volumes. Other trading revenue was $61 million in the third quarter of 2012 compared with a loss of $21 million in the third quarter of 2011 and revenue of $23 million in the second quarter of 2012. The increases compared with both prior periods reflect improved fixed income trading.

•

Investment and other income totaled $124 million compared with $83 million in the third quarter of 2011 and $48 million in the second quarter of 2012. The year-over-year increase primarily resulted from higher seed capital gains. Sequentially, the increase primarily resulted from seed capital gains and higher equity investment revenue.

•

Net interest revenue and the net interest margin (FTE) were $749 million and 1.20% compared with $775 million and 1.30% in the third quarter of 2011 and $734 million and 1.25% in the second quarter of 2012. The year-over-year decrease in net interest revenue was primarily driven by lower accretion and the elimination of interest on European Central Bank deposits, partially offset by increased investment in high-quality investment securities. The increase in net interest revenue compared with the second quarter of 2012 primarily reflects higher average interest-earning assets driven by higher deposit levels, partially offset by the elimination of interest on European Central Bank deposits.

The decreases in net interest margin (FTE) compared with both prior periods primarily reflect lower reinvestment yields, the elimination of interest on European Central Bank deposits, lower accretion and growth in customer deposits.

The provision for credit losses was a credit of $5 million in the third quarter of 2012 primarily resulting from loan sales and repayments. The provision for credit losses was a credit of $22 million in the third quarter of 2011 and a credit of $19 million in the second quarter of 2012.

Total noninterest expense

Reconciliation of noninterest expense				3Q12 vs.
(dollars in millions)	3Q12	2Q12	3Q11	3Q11	2Q12
Noninterest expense – GAAP	$2,705	$3,047	$2,771	(2)%	(11)%
Less: Amortization of intangible assets	95	97	106
M&I, litigation and restructuring charges	26	378	92
Noninterest expense related to Shareowner Services (a)	—	—	37
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expense related to Shareowner Services – Non-GAAP	$2,584	$2,572	$2,536	2%	—%
(a)	Reflects direct expenses related to the Shareowner Services business sold on Dec. 31, 2011.

•

Total noninterest expense increased 2% excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expenses related to Shareowner Services (Non-GAAP) compared with the prior year period and was flat sequentially. The year-over-year increase primarily reflects the cost of generating certain tax credits in 3Q12 and the benefit of state investment tax credits recorded in 3Q11.

The effective tax rate was 23.1% in the third quarter of 2012, which primarily reflects the benefit from completing various tax audits. Earnings per common share in the third quarter of 2012 benefited $0.04 as a result of the lower than expected effective tax rate.

The unrealized pre-tax gain on our total investment securities portfolio was $2.5 billion at Sept. 30, 2012 compared with $1.4 billion at June 30, 2012. The increase in the valuation of the investment securities portfolio primarily reflects a decline in interest rates and improved credit spreads.

Capital ratios	Sept. 30, 2012 (a)	June 30, 2012	Sept. 30, 2011
Estimated Basel III Tier 1 common equity ratio-Non-GAAP (b)(c)	9.3%	8.7%	N/A
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	13.2	13.2	12.5%
Basel I Tier 1 capital ratio	15.3	14.7	14.0
Basel I Total (Tier 1 plus Tier 2) capital ratio	16.8	16.4	16.1
Basel I leverage capital ratio	5.6	5.5	5.1
BNY Mellon shareholders’ equity to total assets ratio (c)	10.7	10.5	10.5
BNY Mellon common shareholders’ equity to total assets ratio (c)	10.3	10.3	10.5
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.3	6.1	5.9
(a)	Preliminary.
(b)	The estimated Basel III Tier 1 common equity ratio at Sept. 30, 2012 and June 30, 2012 is based on the Notices of Proposed Rulemaking (“NPRs”) and final market risk rule initially released on June 7, 2012 and published in the Federal Register on Aug. 30, 2012. The estimated Basel III Tier 1 common equity ratio of 6.5% at Sept. 30, 2011 is based on prior Basel III guidance and the proposed market risk rule.
(c)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 10 for a calculation of these ratios.

We generated $780 million of gross Basel I Tier 1 common equity in the third quarter of 2012.

Our estimated Basel III Tier 1 common equity ratio was 9.3% at Sept. 30, 2012 compared with 8.7% at June 30, 2012. The increase was primarily due to earnings retention and an increase in the value of the investment portfolio, partially offset by higher risk-weighted assets.

Dividends (common) – On Oct. 17, 2012, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.13 per common share. This cash dividend is payable on Nov. 6, 2012 to shareholders of record as of the close of business on Oct. 29, 2012.

Dividends (preferred) – On Oct. 17, 2012, The Bank of New York Mellon Corporation also declared dividends for the dividend period ending in December 2012 of $1,011.11 per share on the Series A Noncumulative Perpetual Preferred Stock, liquidation preference of $100,000 per share (the “Series A Preferred Stock”) (equivalent to $10.11 per Normal Preferred Capital Security of Mellon Capital IV, referred to below, each representing 1/100th interest in a share of Series A Preferred Stock), and $1,314.44 per share on the Series C Noncumulative Perpetual Preferred Stock, liquidation preference of $100,000 per share (the “Series C Preferred Stock”) (equivalent to $0.33 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock (the “Depositary Shares”)), payable on Dec. 20, 2012 to holders of record as of the close of business on Dec. 5, 2012. All of the outstanding shares of the Series A Preferred Stock are owned by Mellon Capital IV, which will pass through the December dividend on the Series A Preferred Stock to the holders of record, as of the close of business on Dec. 5, 2012, of its Normal Preferred Capital Securities. All of the outstanding shares of the Series C Preferred Stock are held by the depositary of the Depositary Shares, which will pass through the applicable portion of the December dividend on the Series C Preferred Stock to the holders of record, as of the close of business on Dec. 5, 2012, of the Depositary Shares.

BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 36 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, offering superior investment management and investment services through a worldwide client-focused team. It has $27.9 trillion in assets under custody and administration and $1.4 trillion in assets under management, services $11.6 trillion in outstanding debt and processes global payments averaging $1.4 trillion per day. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available on www.bnymellon.com or follow us on Twitter@BNYMellon.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended			Year-to-date
(dollar amounts in millions, except per common share amounts and unless otherwise noted)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011

Return on common equity (annualized) (a)	8.3%	5.5%	7.6%	7.1%	8.0%
Non-GAAP adjusted (a)	9.2%	8.9%	9.0%	9.0%	9.4%

Return on tangible common equity (annualized)
Non-GAAP (a)	22.1%	15.7%	22.1%	19.6%	24.2%
Non-GAAP adjusted (a)	22.5%	22.4%	23.8%	22.6%	25.6%

Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	78%	78%	78%	78%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$235	$233	$233	$233	$240

Percentage of non-U.S. total revenue (b)	37%	37%	39%	37%	38%

Pre-tax operating margin (a)	27%	16%	26%	22%	26%
Non-GAAP adjusted (a)	29%	29%	31%	29%	30%

Net interest margin (FTE)	1.20%	1.25%	1.30%	1.25%	1.39%

Selected average balances:
Interest-earning assets	$255,228	$239,755	$240,253	$243,814	$213,636
Assets of operations	$307,919	$293,718	$298,325	$297,219	$268,847
Total assets	$318,914	$305,002	$311,463	$308,459	$282,745
Interest-bearing deposits	$138,260	$130,482	$125,795	$131,418	$122,790
Noninterest-bearing deposits	$70,230	$62,860	$73,389	$66,581	$51,808
Preferred stock	$611	$60	$—	$225	$—
Total The Bank of New York Mellon Corporation common shareholders’ equity	$34,522	$34,123	$34,008	$34,123	$33,437

Average common shares and equivalents outstanding (in thousands):
Basic	1,169,674	1,181,350	1,214,126	1,181,614	1,226,132
Diluted	1,171,534	1,182,985	1,215,527	1,183,309	1,229,042

Period-end data:
Market value of assets under management (in billions)	$1,359	$1,299	$1,198	$1,359	$1,198
Market value of assets under custody and administration (in trillions)	$27.9	$27.1	$25.9	$27.9	$25.9
Market value of cross-border assets (in trillions)	$10.1	$9.9	$9.6	$10.1	$9.6
Market value of securities on loan (in billions) (c)	$259	$275	$250	$259	$250

Full-time employees	48,700	48,200	49,600	48,700	49,600

Book value per common share – GAAP (a)	$30.11	$28.81	$27.79	$30.11	$27.79
Tangible book value per common share – Non-GAAP (a)	$12.59	$11.47	$10.55	$12.59	$10.55
Cash dividends per common share	$0.13	$0.13	$0.13	$0.39	$0.35
Common dividend payout ratio	21%	33%	25%	26%	22%
Closing common stock price per common share	$22.62	$21.95	$18.59	$22.62	$18.59
Market capitalization	$26,434	$25,929	$22,543	$26,434	$22,543

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 10 for a calculation of these ratios.
(b)	Includes fee revenue, net interest revenue and income (loss) from consolidated investment management funds, net of net income (loss) attributable to noncontrolling interests.
(c)	Represents the securities on loan managed by the Investment Services business.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended			Year-to-date
(in millions)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Fee and other revenue
Investment services fees:
Asset servicing	$942	$950	$922	$2,835	$2,812
Issuer services	311	275	442	837	1,158
Clearing services	287	309	297	899	881
Treasury services	138	134	133	408	401
Total investment services fees	1,678	1,668	1,794	4,979	5,252
Investment management and performance fees	779	797	729	2,321	2,272
Foreign exchange and other trading revenue	182	180	200	553	620
Distribution and servicing	48	46	43	140	145
Financing-related fees	46	37	40	127	132
Investment and other income	124	48	83	311	309
Total fee revenue	2,857	2,776	2,889	8,431	8,730
Net securities gains (losses)	22	50	(2)	112	51
Total fee and other revenue	2,879	2,826	2,887	8,543	8,781
Operations of consolidated investment management funds
Investment income	151	152	169	456	562
Interest of investment management fund note holders	104	95	137	309	357
Income (loss) from consolidated investment management funds	47	57	32	147	205
Net interest revenue
Interest revenue	877	875	928	2,664	2,663
Interest expense	128	141	153	416	459
Net interest revenue	749	734	775	2,248	2,204
Provision for credit losses	(5)	(19)	(22)	(19)	(22)
Net interest revenue after provision for credit losses	754	753	797	2,267	2,226
Noninterest expense
Staff	1,436	1,415	1,457	4,304	4,344
Professional, legal and other purchased services	292	309	311	900	895
Software and equipment	208	209	193	622	602
Net occupancy	149	141	151	437	465
Distribution and servicing	109	103	100	313	320
Sub-custodian	65	70	80	205	236
Business development	60	71	57	187	186
Other	265	254	224	739	700
Amortization of intangible assets	95	97	106	288	322
Merger and integration, litigation and restructuring charges	26	378	92	513	214
Total noninterest expense	2,705	3,047	2,771	8,508	8,284
Income
Income before income taxes	975	589	945	2,449	2,928
Provision for income taxes	225	93	281	572	837
Net income	750	496	664	1,877	2,091
Net (income) loss attributable to noncontrolling interests (includes $(25), $(29), $(13), $(65) and $(78) related to consolidated investment management funds, respectively)	(25)	(30)	(13)	(67)	(80)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	725	466	651	1,810	2,011
Preferred dividends	(5)	—	—	(5)	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$720	$466	$651	$1,805	$2,011

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement - continued

Reconciliation of net income to the net income applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
(in millions)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Net income	$750	$496	$664	$1,877	$2,091
Net (income) loss attributable to noncontrolling interests	(25)	(30)	(13)	(67)	(80)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	725	466	651	1,810	2,011
Preferred dividends	(5)	—	—	(5)	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	720	466	651	1,805	2,011
Less: Earnings allocated to participating securities	11	7	7	26	21
Change in the excess of redeemable value over the fair value of noncontrolling interests	—	1	4	(5)	10
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$709	$458	$640	$1,784	$1,980

Earnings per common share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
(in dollars)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Basic	$0.61	$0.39	$0.53	$1.51	$1.61
Diluted	$0.61	$0.39	$0.53	$1.51	$1.61

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollars in millions, except per share amounts)	Sept. 30, 2012	June 30, 2012	Dec. 31, 2011
Assets
Cash and due from:
Banks	$4,991	$4,522	$4,175
Interest-bearing deposits with the Federal Reserve and other central banks	73,118	76,243	90,243
Interest-bearing deposits with banks	40,578	39,743	36,321
Federal funds sold and securities purchased under resale agreements	5,753	8,543	4,510
Securities:
Held-to-maturity (fair value of $8,893, $8,869 and $3,540)	8,702	8,794	3,521
Available-for-sale	95,148	84,540	78,467
Total securities	103,850	93,334	81,988
Trading assets	9,190	6,909	7,861
Loans	45,889	45,431	43,979
Allowance for loan losses	(339)	(362)	(394)
Net loans	45,550	45,069	43,585
Premises and equipment	1,690	1,711	1,681
Accrued interest receivable	545	628	660
Goodwill	17,984	17,909	17,904
Intangible assets	4,882	4,962	5,152
Other assets	20,444	19,755	19,839
Subtotal assets of operations	328,575	319,328	313,919
Assets of consolidated investment management funds, at fair value:
Trading assets	10,821	10,399	10,751
Other assets	548	556	596
Subtotal assets of consolidated investment management funds, at fair value	11,369	10,955	11,347
Total assets	$339,944	$330,283	$325,266
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$78,790	$76,933	$95,335
Interest-bearing deposits in U.S. offices	44,843	49,956	41,231
Interest-bearing deposits in Non-U.S. offices	99,316	94,255	82,528
Total deposits	222,949	221,144	219,094
Federal funds purchased and securities sold under repurchase agreements	12,450	9,162	6,267
Trading liabilities	7,754	6,940	8,071
Payables to customers and broker-dealers	13,675	13,305	12,671
Commercial paper	1,278	1,564	10
Other borrowed funds	1,139	1,374	2,174
Accrued taxes and other expenses	6,590	5,969	6,235
Other liabilities (includes allowance for lending-related commitments of $117, $105 and $103)	7,408	6,114	6,525
Long-term debt	19,516	19,536	19,933
Subtotal liabilities of operations	292,759	285,108	280,980
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	10,018	9,752	10,053
Other liabilities	28	38	32
Subtotal liabilities of consolidated investment management funds, at fair value	10,046	9,790	10,085
Total liabilities	302,805	294,898	291,065
Temporary equity
Redeemable noncontrolling interests	140	130	114
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 10,501, 5,001 and – shares	1,036	500	—
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,252,278,284, 1,251,527,230 and 1,249,061,305 shares	13	12	12
Additional paid-in capital	23,429	23,366	23,185
Retained earnings	14,153	13,588	12,812
Accumulated other comprehensive loss, net of tax	(471)	(1,280)	(1,627)
Less: Treasury stock of 83,671,325, 70,229,278 and 39,386,698 common shares, at cost	(1,942)	(1,653)	(965)
Total The Bank of New York Mellon Corporation shareholders’ equity	36,218	34,533	33,417
Non-redeemable noncontrolling interests of consolidated investment management funds	781	722	670
Total permanent equity	36,999	35,255	34,087
Total liabilities, temporary equity and permanent equity	$339,944	$330,283	$325,266

Capital

The following table presents our Basel I Tier 1 common equity generated.

Basel I Tier 1 common equity generation (in millions)	3Q12	2Q12	3Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$720	$466	$651
Add: Amortization of intangible assets, net of tax	60	61	67
Gross Basel I Tier 1 common equity generated	780	527	718
Less capital deployed:
Common stock dividends	155	156	160
Common stock repurchased	288	286	462
Goodwill and intangible assets related to acquisitions/dispositions	—	—	16
Total capital deployed	443	442	638
Add: Other	181	(53)	(43)
Net Basel I Tier 1 common equity generated	$518	$32	$37

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Basel I Tier 1 common equity to risk-weighted assets excludes preferred stock, as well as the trust preferred securities which will be phased out of Basel I Tier 1 regulatory capital beginning in 2013. Unlike the Basel I Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. The presentation of the Basel III Tier 1 common equity ratio allows investors to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies. Additionally, BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds and other revenue related to the Shareowner Services business, which was sold on Dec. 31, 2011, and expense measures which exclude M&I expenses, litigation charges, restructuring charges, amortization of intangible assets and direct expenses related to the Shareowner Services business. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such

M&I expenses, and thus may be more easily compared with our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our operational excellence initiatives and migrating positions to global delivery centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business. BNY Mellon also presents revenue and noninterest expense results relating to the Shareowner Services business so that an investor may compare those results with other periods, which do not include the Shareowner Services business.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

The following table presents investment management fees net of performance fees.

Investment management and performance fees				3Q12 vs.
(dollars in millions)	3Q12	2Q12	3Q11	3Q11	2Q12
Investment management and performance fees	$779	$797	$729	7%	(2)%
Less: Performance fees	10	54	11	N/M	N/M
Investment management fees	$769	$743	$718	7%	3%

N/M – Not meaningful.

The following table presents the calculation of the return on common equity and the return on tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	3Q12	2Q12	3Q11	YTD12	YTD11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$720	$466	$651	$1,805	$2,011
Add: Amortization of intangible assets, net of tax	60	61	67	182	203
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	780	527	718	1,987	2,214
Add: M&I, litigation and restructuring charges	18	225	55	308	130
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$798	$752	$773	$2,295	$2,344

Average common shareholders’ equity	$34,522	$34,123	$34,008	$34,123	$33,437
Less: Average goodwill	17,918	17,941	18,156	17,941	18,157
Average intangible assets	4,926	5,024	5,453	5,023	5,554
Add: Deferred tax liability – tax deductible goodwill	1,057	982	915	1,057	915
Deferred tax liability – non-tax deductible intangible assets	1,339	1,400	1,604	1,339	1,604
Average tangible common shareholders’ equity – Non-GAAP	$14,074	$13,540	$12,918	$13,555	$12,245

Return on common equity – GAAP (a)	8.3%	5.5%	7.6%	7.1%	8.0%
Return on common equity excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)	9.2%	8.9%	9.0%	9.0%	9.4%
Return on tangible common equity – Non-GAAP (a)	22.1%	15.7%	22.1%	19.6%	24.2%
Return on tangible common equity excluding M&I, litigation and restructuring charges – Non-GAAP (a)	22.5%	22.4%	23.8%	22.6%	25.6%
(a)	Annualized.

The following table presents the calculation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011
BNY Mellon shareholders’ equity at period end – GAAP	$36,218	$34,533	$33,695
Less: Preferred stock	1,036	500	—
BNY Mellon common shareholders’ equity at period end – GAAP	35,182	34,033	33,695
Less: Goodwill	17,984	17,909	18,045
Intangible assets	4,882	4,962	5,380
Add: Deferred tax liability – tax deductible goodwill	1,057	982	915
Deferred tax liability – non-tax deductible intangible assets	1,339	1,400	1,604
Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP	$14,712	$13,544	$12,789

Total assets at period end – GAAP	$339,944	$330,283	322,187
Less: Assets of consolidated investment management funds	11,369	10,955	12,063
Subtotal assets of operations – Non-GAAP	328,575	319,328	310,124
Less: Goodwill	17,984	17,909	18,045
Intangible assets	4,882	4,962	5,380
Cash on deposit with the Federal Reserve and other central banks (a)	73,037	72,838	68,293
Tangible total assets of operations at period end – Non-GAAP	$232,672	$223,619	$218,406

BNY Mellon shareholders’ equity to total assets – GAAP	10.7%	10.5%	10.5%
BNY Mellon common shareholders’ equity to total assets – GAAP	10.3%	10.3%	10.5%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP	6.3%	6.1%	5.9%

Period-end common shares outstanding (in thousands)	1,168,607	1,181,298	1,212,632

Book value per common share	$30.11	$28.81	$27.79
Tangible book value per common share – Non-GAAP	$12.59	$11.47	$10.55
(a)	Assigned a zero percent risk weighting by the regulators.

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin (dollars in millions)	3Q12	2Q12	3Q11	YTD12	YTD11
Income before income taxes – GAAP	$975	$589	$945	$2,449	$2,928
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	25	29	13	65	78
Add: Amortization of intangible assets	95	97	106	288	322
M&I, litigation and restructuring charges	26	378	92	513	214
Income before income taxes excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$1,071	$1,035	$1,130	$3,185	$3,386

Fee and other revenue – GAAP	$2,879	$2,826	$2,887	$8,543	$8,781
Income from consolidated investment management funds – GAAP	47	57	32	147	205
Net interest revenue – GAAP	749	734	775	2,248	2,204
Total revenue – GAAP	3,675	3,617	3,694	10,938	11,190
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	25	29	13	65	78
Total revenue excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,650	$3,588	$3,681	$10,873	$11,112

Pre-tax operating margin (a)	27%	16%	26%	22%	26%
Pre-tax operating margin excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)	29%	29%	31%	29%	30%
(a)	Income before taxes divided by total revenue.

The following table presents the calculation of our Basel I Tier 1 common equity ratio – Non-GAAP.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (dollars in millions)	Sept. 30, 2012(a)	June 30, 2012	Sept. 30, 2011
Total Tier 1 capital – Basel I	$16,785	$15,722	$14,920
Less: Trust preferred securities	1,173	1,164	1,660
Preferred stock	1,036	500	—
Total Tier 1 common equity	$14,576	$14,058	13,260

Total risk-weighted assets – Basel I	$110,005	$106,764	106,256

Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	13.2%	13.2%	12.5%
(a)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio – Non-GAAP on a fully-phased in basis.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a) (dollars in millions)	Sept. 30, 2012(b)	June 30, 2012	Sept. 30, 2011
Total Tier 1 capital – Basel I	$16,785	$15,722	$14,920
Less: Trust preferred securities	1,173	1,164	1,660
Preferred stock	1,036	500	—
Adjustments related to available-for-sale securities and pension liabilities included in accumulated other comprehensive income (c)	(136)	513	470
Adjustments related to equity method investments (c)	571	558	590
Deferred tax assets	46	46	—
Net pension fund assets (c)	43	43	493
Other	3	2	26
Total estimated Basel III Tier 1 common equity	$14,049	$12,896	$11,681

Total risk-weighted assets – Basel I	$110,005	$106,764	$106,256
Add: Adjustments (d)	41,678	41,493	74,224
Total estimated Basel III risk-weighted assets (e)	$151,683	$148,257	$180,480
Estimated Basel III Tier 1 common equity ratio – Non-GAAP	9.3%	8.7%	6.5%
(a)	The estimated Basel III Tier 1 common equity ratios at Sept. 30, 2012 and June 30, 2012 were based on the NPRs and final market risk rule initially released on June 7, 2012 and published in the Federal Register on Aug. 30, 2012. The estimated Basel III Tier 1 common equity ratio at Sept. 30, 2011 was based on our interpretation of prior Basel III guidance and the proposed market risk rule.
(b)	Preliminary.
(c)	The NPRs and prior Basel III guidance do not add back to capital the adjustment to other comprehensive income that Basel I makes for pension liabilities and available-for-sale securities. Also, under the NPRs and prior Basel III guidance, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Primary differences between risk-weighted assets determined under Basel I compared with the NPRs and prior Basel III guidance include: the determination of credit risk under Basel I uses predetermined risk weights and asset classes, while the NPRs use, in addition to the broader range of predetermined risk weights and asset classes, an investment grade standard. Securitization exposure receives a higher risk-weighting under the NPRs and prior Basel III guidance than Basel I; also, the NPRs and prior Basel III guidance includes additional adjustments for operational risk, market risk, counterparty credit risk and equity exposures.
(e)	Calculated on an Advanced Approaches basis, as amended by Basel III.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements made regarding our estimated capital ratios and our ability to reduce expense growth through our operational excellence initiatives. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-

looking statements can be found in the risk factors set forth in BNY Mellon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Oct. 17, 2012 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.